Exhibit 99.1

FOR FURTHER INFORMATION:

AT FIRST MERCURY FINANCIAL:
Edward A. LaFramboise
Vice President — Finance
(248) 358-4010
elaframboise@firstmercury.com

FOR IMMEDIATE RELEASE
FRIDAY, MAY 15, 2009

FIRST MERCURY FINANCIAL CORPORATION DECLARES
FIRST POST-IPO DIVIDEND AND FILES SHELF REGISTRATION STATEMENT FOR UP TO $125 MILLION IN SECURITIES

SOUTHFIELD, MI – May 15, 2009 – First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) announced today that its Board of Directors has declared a quarterly cash dividend of $0.025 per share, to be paid June 30, 2009 to shareholders of record at the close of business on June 15, 2009. This dividend represents the first dividend declared by the Company since its initial public offering in 2006.

“We are pleased to announce this dividend, which is a signal of the board’s confidence in our business model and the strength of our balance sheet and reflects our commitment to creating value for our shareholders and to broadening and diversifying our investor base,” said Richard H. Smith, chairman and chief executive officer. “At the same time, we remain committed to using the cash we generate wisely, and we will continue to invest in our underwriting platforms, pursue strategic acquisitions and provide for our long-term capital requirements,” added Smith.

First Mercury also announced the filing of a shelf registration statement with the Securities and Exchange Commission for up to $125 million of various kinds of securities, including both debt and/or equity securities. First Mercury may issue these securities from time to time depending on market conditions to provide capital flexibility for further growth. Mr. Smith said, “While we do not have immediate plans to sell securities under the registration statement, having a shelf registration in place is prudent given the current market environment as it provides us greater financial flexibility and positions us to quickly arrange financing to support growth and other strategic opportunities that may arise.” First Mercury expects to use the net proceeds from any offering of securities for general corporate purposes, which may include increasing the statutory surplus of its property/casualty insurance subsidiaries and acquisitions. In addition, the Company is registering for resale 1,961,459 shares of common stock owned by Jerome M. Shaw pursuant to a registration rights agreement between the Company and Mr. Shaw. The Company will not receive any proceeds from the resale of shares registered for Mr. Shaw. Mr. Shaw, our founder and former chief executive officer, is currently a director of the Company.

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A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective, nor may sales be effected in the absence of a prospectus supplement setting forth the terms and conditions of any specific series of securities offered. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About First Mercury Financial Corporation

First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages. During the Company’s 35 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks. Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.

Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to

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maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.

The Company uses the Investor Relations page of its website
at www.firstmercury.com to make information available
to its investors and the public.

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